UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 13, 2022

LINCOLN EDUCATIONAL SERVICES CORPORATION
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51371	57-1150621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Sylvan Way, Suite A, Parsippany, NJ 07054
(Address of Principal Executive Offices) (Zip Code) Registrant’s telephone number, including area code: (973) 736-9340

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934  (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock No Par Value	LINC	NASDAQ

Item 1.01	Entry Into a Material Definitive Agreement.

The information set forth under Item 5.02 below is incorporated in its entirety herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2022, Lincoln Educational Services Corporation (the “Company”) entered into new employment agreements with each of Scott M. Shaw, its President and Chief Executive Officer, Brian K. Meyers, its Executive Vice President and Chief Financial Officer, and Steven M. Buchenot, its Executive Vice President of Campus Operations (collectively, the “Employment Agreements”). The principal purpose of the Employment Agreements was to extend each executive’s employment through December 31, 2025, unless sooner terminated in accordance with their respective terms, and replace those employment agreements previously entered into with each of these executives. The Employment Agreements contain substantially the same terms as the existing employment agreements previously disclosed including that each of Messrs. Shaw, Meyers and Buchenot will continue in their current positions with the Company and to receive the same annual base salary of $500,000, $358,955 and $304,387, respectively, effective as of January 1, 2023 and throughout the remainder of the term unless adjusted upwards by action of the Company’s Board of Directors or its Compensation Committee in its sole discretion. Each executive will continue to be eligible to earn an annual performance bonus based upon achievement of performance targets or other criteria as determined by the Company’s Board of Directors or its Compensation Committee and to receive substantially similar benefits to those previously received.

In addition, also on December 13, 2022, the Company entered into a new employment agreement with Chad D. Nyce, its Executive Vice President and Chief Innovation Officer (the “Nyce Employment Agreement”), as his existing employment agreement is due to expire on December 31, 2022.  The Nyce Employment Agreement, like the other Employment Agreements, will extend Mr. Nyce’s employment through December 31, 2025, unless sooner terminated in accordance with its terms, and provides that Mr. Nyce will continue in his current position with the Company and will receive an annual base salary of $300,000, effective as of January 1, 2023 and throughout the remainder of the term unless adjusted upwards by action of the Company’s Board of Directors or its Compensation Committee in its sole discretion.  Like the other Employment Agreements, under the Nyce Employment Agreement, Mr. Nyce is eligible to earn an annual performance bonus based upon the achievement of performance targets or other criteria as determined by the Company’s Board of Directors or its Compensation Committee and to receive substantially similar benefits to those previously received.   Other than position and salary, the terms of the Nyce Employment Agreement are substantially similar to the terms contained in Mr. Buchenot’s employment agreement.

The foregoing description of the Employment Agreements and the Nyce Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No	Description

10.1	Employment Agreement, dated December 13, 2022, between the Company and Scott M. Shaw.

10.2	Employment Agreement, dated December 13, 2022, between the Company and Brian K. Meyers.

10.3	Employment Agreement, dated December 13, 2022, between the Company and Stephen M. Buchenot.

10.4	Employment Agreement, dated December 13, 2022, between the Company and Chad D. Nyce.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: December 16, 2022

	By:	/s/ Alexandra M. Luster
Name:	Alexandra M. Luster
Title:	SVP & General Counsel